Exhibit 99.1

Mannatech Reaches Settlement in Derivative Shareholder Lawsuits

Mannatech admits no wrongdoing; Settlement subject to final court approval

Coppell, Texas, June 13, 2008 — Mannatech, Incorporated (NASDAQ: MTEX), a leading developer and provider of dietary supplements and skin care solutions, today announced that the Company and counsel for shareholders Duncan Gardner, Norma Middleton, Frances Nystrom, and Kelly Schrimpf have reached a settlement in the derivative lawsuits filed by each shareholder. The lawsuits included in these settlements are currently pending in the United States District Court for the Northern District of Texas, the 162nd Judicial District Court for Dallas County, Texas, and the 66th Judicial District Court for Dallas County, Texas.

This settlement, which is subject to preliminary and final Court approval, would resolve all the claims in the litigation. Without admitting any liability or wrongdoing of any kind, Mannatech has agreed to make, or has already made, certain corporate governance changes and pay $850,000 in attorney’s fees to plaintiffs’ counsel in the five cases. The settlement payment will be funded by the company’s insurer.

“This settlement is yet another positive step for Mannatech in terms of addressing outstanding legal matters,” said Keith Clark, senior vice president and general counsel at Mannatech. “This agreement, coupled with the company’s successful outcomes in the patent infringement and securities class action lawsuits, furthers Mannatech’s ability to focus on growth.”

Stephen Fenstermacher, senior vice president and CFO of Mannatech added, “We are pleased by this outcome, and will continue efforts to resolve any outstanding issues. Mannatech now has the team and processes in place to drive domestic sales as well as continued international growth and expansion into target markets.”

The derivative lawsuits consist of two sets of lawsuits filed on behalf of Mannatech against certain current and former officers and directors of the Company. The first set consists of three lawsuits filed between October 2005 and January 2006, and the second set consists of two additional lawsuits filed in April and July 2007.

Because the derivative litigation consists of shareholder derivative lawsuits, the settlement is subject to approval of the Court. Timing of the approval process is dependent upon the Court’s calendar. Relevant shareholders of Mannatech stock have a right to object to the terms of the settlement, and final consummation of the settlement must await the entry of final judgment approving the settlement. However, such settlements are not uncommonly approved without material modification and, barring any unusual developments, the Company expects that this approval process will be completed within a four to six month period.

Mannatech is represented by the law firm Akin Gump Strauss Hauer & Feld LLP.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, and South Africa.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com